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                                                                    EXHIBIT 99

THE SCOTTS COMPANY                                                         NEWS
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           SCOTTS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE SMITH & HAWKEN
      LEADING GARDEN LIFESTYLE BRAND OFFERS OPPORTUNITIES FOR FUTURE GROWTH


MARYSVILLE, Ohio (August 9, 2004) - The Scotts Company (NYSE: SMG), the world's largest marketer of branded products for consumer lawn and garden care, announced today it will acquire Smith & Hawken, Ltd., one of the nation's leading brands in the fast growing garden lifestyle category.

         "The Smith & Hawken brand is the gold standard in outdoor living and is an outstanding fit with our strategy to extend our reach into adjacent lawn and garden categories and to own industry-leading brands in every category in which we compete," said Jim Hagedorn, chairman and chief executive officer of Scotts. "Avid gardeners know and trust the Smith & Hawken brand just as they do Scotts(R), Miracle-Gro(R), Ortho(R) and Roundup(R). The power and flexibility of the Smith & Hawken brand are the driving forces in pursuing this opportunity.

         "This acquisition is a natural step for Scotts," Hagedorn continued. "Gardening today is about much more than tending to your flowers and maintaining a beautiful lawn - it's about a lifestyle. Our consumers are incorporating gardening themes into their everyday lives, both indoors and outdoors. The Smith & Hawken brand will further strengthen our relationship with consumers and create exciting and new opportunities for growth."

         Smith & Hawken products are sold through its 56 retail stores around the United States as well as through catalog and Internet sales. The company has also extended its brand into other retail channels with its successful "store-within-a-store" concept in garden centers across the country. "Growth through additional channels of distribution will be key to our strategy as we look to bring this premium brand to even more consumers in more places," Hagedorn said.

         The garden lifestyle industry has combined revenue of about $21 billion, according to the National Gardening Association. Overall, the industry is growing at least


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as fast as the lawn and garden consumables industry, which has a five-year annualized growth rate of 6 percent. Smith & Hawken participates in several categories, including garden tools, gardening containers, pottery, live goods and high-end outdoor furniture. Several of those categories have growth rates in the high-single digits.

         "We're excited to join an organization that shares our passion for gardening and high quality products," said Barry Gilbert, chief executive officer of Smith & Hawken. "Our team has done an excellent job building the Smith & Hawken brand, but we have only scratched the surface. We look forward to working within the Scotts family and doing everything we can to enable our brand to reach its full potential."

         Scotts will pay approximately $72 million for Smith & Hawken, including the assumption of $14 million of existing debt. It will fund the transaction, which is scheduled to close Oct. 1, with its existing credit facility. Smith & Hawken is projected to report 2004 revenue of about $145 million, and the transaction is expected to be slightly dilutive in fiscal 2005. Banc of America Securities LLC will serve as financial advisor to The Scotts Company in connection with the transaction.

         Smith & Hawken, which is privately owned by funds managed by investment boutique DDJ Capital Management, employs about 850 people and will continue to be based in Novato, Calif., near San Francisco. It was founded as a high-quality garden tool company in 1979 by Dave Smith and Paul Hawken and has successfully grown by extending its product line and focusing on serving consumers of high-end gardening lifestyle products.

         Upon completion of the deal, Gilbert, who has led the company since 2001 and was previously vice chairman and chief operating officer of The Sharper Image, will continue to lead the Smith & Hawken business. The rest of the Smith & Hawken management team also will be retained.

         "Barry and his team have done an outstanding job building a successful organization and have created an entrepreneurial culture that is very much like that of Scotts," Hagedorn said. "We look forward to working with them and our existing retail partners, and believe that, together, we can leverage the power of the Smith & Hawken brand even further, creating new growth opportunities for the lawn and garden industry."


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About The Scotts Company

DEDICATED TO A BEAUTIFUL WORLD: The Scotts Company, with sales of more than $2 billion, is the world's leading supplier of consumer products for lawn and garden care, with a full range of products for professional horticulture as well. The Company owns the industry's most recognized brands. In the U.S., the Company's Scotts(R), Miracle-Gro(R) and Ortho(R) brands are market leading in their categories, as is the consumer Roundup(R) brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.K., Scotts' brands include Weedol(R) and Pathclear(R), the top-selling consumer herbicides; Evergreen(R), the leading lawn fertilizer line; the Levington(R) line of lawn and garden products; and Miracle-Gro(R). The Company also owns and operates Scotts LawnService(R), a leading provider of professional lawn service in the United States.

About Smith & Hawken, Ltd.
Smith & Hawken(R) is the leading American marketer of garden inspired products including Premium Teak(TM) furniture, Heirloom Tools(TM), garden structure and containers. Smith & Hawken's(R) reputation of uncompromising quality has been consistently developed across an expanding number of products including Avignon(TM) dining and lounging furniture, Eden Park(TM) garden structure and Hamilton Landing(TM) containers. Smith & Hawken(R) products are sold across the country through 56 Smith & Hawken(R) stores, its catalog and Internet site as well as select, high end independent garden centers.


About DDJ Capital Management, LLC

DDJ Capital Management, LLC, is a boutique investment manager specializing in high yield securities, distressed investments, and special situation investing. Managing more than $2.0 billion, on behalf of 65 institutional clients, DDJ was founded in 1996 with the goal to produce consistently superior investment returns while minimizing downside risk.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward looking information in this release, due to a variety of factors, including, but not limited to:

     o Adverse weather conditions could adversely affect the Company's sales and financial results;

     o The Company's historical seasonality could impair the Company's ability to pay obligations as they come due and operating expenses;

     o The Company's substantial indebtedness could adversely affect the Company's financial health;

     o Public perceptions regarding the safety of the Company's products could adversely affect the Company;

     o The loss of one or more of the Company's top customers could adversely affect the Company's financial results because of the concentration of the Company's sales to a small number of retail customers;

     o The expiration of certain patents could substantially increase the Company's competition in the United States;

     o Compliance with environmental and other public health regulations could increase the Company's cost of doing business; and

     o The Company's significant international operations make the Company more susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward looking information contained in this release is readily available in the company's publicly filed quarterly, annual, and other reports.

CONTACTS:

THE SCOTTS COMPANY                          SMITH & HAWKEN
Jim King                                    Michelle Farabaugh
Director, Investor Relations &              Sr. Vice President, Marketing
Corporate Communications                    (415) 506-3810
(937) 578-5622                              Michele.Farabaugh@smithandhawken.com
Jim.King@Scotts.com


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